UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2014

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 678-0800

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 19, 2014, Lpath, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional investors providing for the issuance and sale by the Company of  3,605,042 registered shares of common stock (the “Registered Shares”) and 3,605,042 unregistered warrants (the “Investor Warrants”) in a registered direct offering.  The combined purchase price for one Registered Share and an Investor Warrant to acquire one unregistered share of common stock will be $3.475.  The Investor Warrants have an exercise price of $3.36 per share, are immediately exercisable and have a five-year term.  The closing of the offering is expected to occur on or about September 24, 2014, subject to the satisfaction of customary closing conditions.

Maxim Group LLC (“Maxim”) is acting as the exclusive placement agent for the offering pursuant to a placement agency engagement letter, dated as of September 14, 2014, by and between Maxim and the Company (the “Engagement Letter”).  Upon the closing of the offering, pursuant to the Engagement Letter, Maxim will receive a placement agent fee of $751,651 and an unregistered warrant to purchase 54,076 unregistered shares of common stock (the “Maxim Warrant”) as well as the reimbursement of fees and expenses up to $60,000.  Similar to the Investor Warrant, the Maxim Warrant will have an exercise price of $3.36 per share, be immediately exercisable and will terminate on August 23, 2018.

Lpath estimates that the net proceeds from the offering will be $11.6 million, after deducting offering expenses and the placement agent fee payable to Maxim.  Lpath intends to use the net proceeds from the offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital.  Lpath may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary to its own, although it has no current plans, commitments or agreements with respect to any acquisitions as of the date hereof.

The Registered Shares of common stock are being offered by Lpath pursuant to a shelf registration statement on Form S-3 (File No. 333-190651), which was declared effective on August 23, 2013 by the Securities and Exchange Commission (SEC).  The Registered Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A prospectus supplement relating to the offering of the Registered Shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.  The Investor and Maxim Warrants are being offered in a private placement to accredited investors in reliance upon exemptions from registration under Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”), and Rule 506(c) promulgated thereunder.  The Investor and Maxim Warrants, and the shares of common stock issuable upon exercise of these Warrants, may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the investors.  In addition, the Company agreed to provide the investors with a right to participate in an aggregate of up to 50% of any future financings pursued by the Company within 12 months from the closing of the offering.  The Company also agreed not to issue any shares of its common stock or rights to acquire shares of its common stock for a period of 180 days from the closing of the offering, subject to certain customary exemptions for issuances pursuant to the Company’s equity plans and issuances upon exercise or vesting of outstanding securities.  The Company also agreed not to make any sales under its existing at-the-market agreement for a period of six months from the date of the Purchase Agreement and to not enter into any other variable rate transactions for a period of 12 months from the closing of the offering.

In connection with the offering, the Company also entered into a Registration Rights Agreement with the investors (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 30 days of the closing of the offering, a registration statement with the Securities and Exchange Commission (“SEC”) to register the shares of common stock issuable upon exercise of the Investor Warrants for resale, which registration statement is required to become effective within 75 days following the closing (or in the event the SEC reviews and has written comments to the registration statement or any document incorporated by reference therein, then within 110 days following the closing). The Company will be required to pay certain cash as liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the Registered Shares of the Company’s common stock in the offering is filed as Exhibit 5.1 to this Current Report.

The foregoing summaries of the Engagement Letter, Purchase Agreement, the Investor Warrants, the Maxim Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report.  On September 19, 2014, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

This Current Report does not constitute an offer to sell the Registered Shares, the Investor Warrants or the shares underlying the Investor Warrants or Maxim Warrant (collectively , the  “Securities”) or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such state or jurisdiction.

This Current Report contains forward-looking statement that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering.   The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 — Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1	Engagement Letter, dated September 14, 2014, by and between Maxim Group LLC and the Company.

4.1	Form of Warrant to be issued to the investors.

4.2	Form of Warrant to be issued to Maxim Group LLC

5.1	Opinion of DLA Piper LLP (US).

10.1	Securities Purchase Agreement, dated September 19, 2014, between Lpath, Inc. and certain investors.

10.2	Form of Registration Rights Agreement between Lpath, Inc. and certain investors.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release of Lpath, Inc., dated September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: September 22, 2014	By:	/s/ Gary J. G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Senior Vice President, Chief Financial Officer and Secretary